SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2008, Sunrise Telecom Incorporated and its wholly-owned subsidiary Sunrise Telecom Broadband, Inc. (collectively the “Company”) and Silicon Valley Bank (the “Bank”) entered into Amendment No. 2 and Limited Waiver to Loan and Security Agreement (“Amendment No. 2”), a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference herein. Amendment No. 2 extends the term of all indebtedness under the Loan and Security Agreement between the Company and the Bank. Amendment No. 2 also reduces the Company’s required quick ratio to 0.80:1.00 (from 1.0:1.0) and its required minimum tangible net worth to $44 million for the quarters ending September 30 and December 31, 2008 and to $40 million for the quarters ending March 31 and June 30, 2009 (from $50 million for all such quarters). Amendment No. 2 includes a limited waiver of existing default due to the Company’s tangible net worth being less than $50 million for the fiscal quarter ended June 30, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description
99.1	Amendment No. 2 and Limited Waiver to Loan and Security Agreement by and among Silicon Valley Bank, Sunrise Telecom Incorporated and Sunrise Telecom Broadband, Inc., dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: August 14, 2008	By:	/s/ KIRK O. WILLIAMS
KIRK O. WILLIAMS CHIEF LEGAL AND COMPLIANCE OFFICER, SECRETARY

EXHIBIT INDEX

Number	Description
99.1	Amendment No. 2 and Limited Waiver to Loan and Security Agreement by and among Silicon Valley Bank, Sunrise Telecom Incorporated and Sunrise Telecom Broadband, Inc., dated August 12, 2008.